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                                                                    EXHIBIT 23.7

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Energy East Corporation relating to the acquisition of Connecticut Energy Corporation by Energy East Corporation of our report dated October 27, 1998 included in CTG Resources, Inc.'s Form 10-K for the year ended September 30, 1998 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

July 16, 1999